BODYTEL SCIENTIFIC, INC.

Secured Convertible Discount Note

NOTE PURCHASE AGREEMENT

Dated as of June 11, 2008

Schedule A - Name, Address and Amount by Purchaser

Exhibit A - Form of Convertible Discount Note
Exhibit B - Form of Purchaser’s Investment Letter

_______________________________
The Table of Contents is not a part of this Agreement
1

BODYTEL SCIENTIFIC, INC.
Secured Convertible Discount Note
Due June 11, 2013

June 11, 2008

TO THE “PURCHASER” AS LISTED IN THE ATTACHED SCHEDULE A WHICH IS A SIGNATORY HERETO:

Ladies and Gentlemen:

     BODYTEL SCIENTIFIC, INC., a Nevada corporation (the "Company") agrees with you as follows:

1.	AUTHORIZATION OF NOTE.

	(a)	The Company has authorized its Secured Convertible Discount Note due June 11 2013 ( the “Note”).

	(b)	The Note is in the principal amount of $1,220,190.

	(c)	The Note is secured by the Security Documents.

(d)

The Note: (i) matures on June 11, 2013; (ii) is issued at an original issue discount of 4% per annum, calculated on the basis of a year of 360 days and twelve 30-day months (all as specified in the Note); (iii) is convertible into Common Stock of the Company as provided in Section 4 of the Note; (iv) is issuable in fully registered certificated form as contemplated by Article VIII of the New York Uniform Commercial Code and is transferable only in whole (and subject to the restrictions on transferability stated therein); and (v) is in substantially the form attached as Exhibit A hereto.

	(d)	The Note will be registered in the name “Pageant Holdings Ltd” and will be delivered to the Purchaser (or as otherwise instructed by the Purchaser) at the Closing.

2.	SALE AND PURCHASE OF NOTE.

     Subject to the terms and conditions of this Agreement, at the closing (the “Closing”) being held at the offices of Holland and Knight in New York City on June 11, 2008 (the “Closing Date”), the Company will issue and sell to you and you will purchase from the Issuer the Note, at the purchase price of $1,000,000 constituting an Original Issue Discount of $180.46 for each $1,000 Principal Amount thereof. If the Closing shall have failed to occur as of June 13, 2008 (the "Commitment Termination Date"), your obligation to purchase Note hereunder

1

shall terminate. Delivery by you of the purchase price of the Note shall constitute Purchaser’s irrevocable agreement that all of the conditions to Purchaser’s purchase of the Note have either been satisfied to Purchaser’s satisfaction or are irrevocably waived by Purchaser; it being understood that any such waiver will not constitute a waiver of any Event of Default under the Note.

3.	CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Note to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

3.1.	Representations and Warranties.

     The representations and warranties of the Company in this Agreement and the Security Documents shall be true and correct in all material respects, on and as of the Closing.

3.2.	Performance; No Default.

     The Company shall have performed and complied with and shall continue to be in compliance with all agreements and conditions contained in this Agreement and the Security Documents required to be performed or complied with by it prior to or at the Closing.

3.3.	Security Documents.

     You shall have received executed copies of each of this Agreement and the Security Documents, each of which shall be in form and substance satisfactory to you. All filings, registrations and actions necessary in order to perfect the security interests granted pursuant to the Security Documents shall have been made, taken or effected to your reasonable satisfaction.

3.4.	Compliance Certificates.

     The Company shall have delivered to you incumbency certificates with respect to the officer(s) of the Company executing this Agreement, the Note and the Security Documents (or authorized to take actions or give notices on behalf of the Company pursuant thereto) and shall have delivered to you a bring down certificate with respect to its compliance with the requirements hereof in connection with the Closing.

3.5.	Opinion of Counsel.

     You shall have received a favorable opinion from counsel for the Company, dated the date of the Closing, which shall be acceptable in form, scope and substance to you.

3.6.	Proceedings and Documents.

     All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents related to the transactions contemplated hereby as you or they may reasonably request.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants (on and as of the date hereof and on and as of the Closing Date) to you that:

4.1.	General

          (a) The Company has been duly formed and is validly existing as a corporation in good standing under the laws of Nevada; has the power and authority (corporate and/or other) to own its properties and conduct its business to the extent described in the SEC Reports and to perform its obligations under this Agreement and the Security Documents to which it is a party; and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

          (b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law;

          (c) The Note has been duly and validly authorized by the Company and, when issued and delivered pursuant to this Agreement, the Note will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms, and entitled to the benefits provided by the Security Documents, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law;

          (d) Each of the Security Documents have been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law;

          (e) The issue and sale of the Note by the Issuer as contemplated hereby and the compliance by the Company with all of the provisions of this Agreement and the Security

Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company, or any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over the Company or any of its properties; and (except for any which has been obtained or made) no consent, approval, authorization or any Requirement of Law applicable to the Company, order, registration or qualification of or with any such Governmental Authority is required to be obtained by the Company for the issue and sale of the Note or the consummation of the transactions contemplated by this Agreement or the Security Documents;

          (f) There are no legal or governmental proceedings to which the Company is a party or of which any property of the Company is the subject (i) asserting the invalidity of this Agreement, the Note or any Security Documents, (ii) seeking to prevent the issuance of the Note or the consummation of any of the transactions contemplated by this Agreement or any Security Document, or (iii) which is reasonably expected to materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Note or the Security Documents;

          (g) The Company is not in violation of its Articles of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

          (h) The Company is not and, after giving effect to the sale of the Note and the application of proceeds therefrom and other transactions contemplated hereby, will not be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended;

          (i) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments;

4.2.	Status of Note.

     The Note constitutes indebtedness for purposes of Federal income taxation. The Note ranks, and will at all times during which the Note is outstanding rank, at least pari passu in priority of payment and in all other respects with all other non-subordinated Indebtedness of the Company.

4.3.	Use of Proceeds.

     No part of the proceeds from the sale of the Note hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for extending credit to others for such purpose.

5.	COVENANTS OF THE COMPANY

     The Company agrees with you that:

5.1.	Maintenance of Existence, etc.

     (a) Except as permitted by Section 5.1(b) hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its respective rights (charter and statutory) and franchises; provided, however, that the foregoing shall not obligate the Company to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of its business.

     (b) The Company will not enter into any merger or consolidation or convey, transfer or lease its properties or assets as an entirety or substantially as an entirety, without your prior written consent, which will not be unreasonably withheld or delayed.

     (c) The Company will not issue any shares, stock or security convertible into its shares or stock without your prior written consent, which will not be unreasonably withheld. For the purposes of a Mandatory Conversion Event, this restriction does not apply.

5.2.	Compliance With Law.

     The Borrower shall comply in all material respects with all applicable Requirements of Law applicable to it or to its operations.

5.3.	Post Closing Matters.

      The Company will cooperate with the Purchaser to amend the Guaranty and Intellectual Property Security Agreement as reasonably requested by the Purchaser to provide for any additional reasonable terms which are customarily found in security agreements covering similar collateral and used in similar transactions.

6.	REPRESENTATIONS OF THE PURCHASER.

     The Purchaser represents and warrants (on and as of the date hereof and on and as of the Closing Date) to the Company that:

6.1.	Due Organization, etc.

     (a) The Purchaser has been duly incorporated and is validly existing as a corporation in good standing under the laws Ireland.

     (b) The Purchaser has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. Neither the execution or delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of any of the transactions contemplated hereby, nor the fulfillment by the Purchaser of the terms hereof, will conflict with, or violate, result in a material breach of or constitute a material default (with or without notice or lapse of time, or both) under (i) any term or provision of the Certificate of Incorporation or By-laws of the Purchaser or any Requirement of Law applicable to the Purchaser or (ii) any term or provision of any indenture or other agreement or instrument to which Purchaser is a party or by which the Purchaser or any material portion of its properties are bound. Except for any which has been obtained or made, no consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby.

     (c) The Purchaser is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

     (d) The Purchaser acknowledges that (i) it has had access to such financial and other information concerning the Company and the Note as it has deemed necessary in connection with its decision to purchase the Note and (ii) it has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Note.

     (e) By reason of its business and financial experience, the Purchaser has such knowledge, sophistication and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Note and is able to bear the economic risk of such investment.

6.2.	Investment Letter

     The Purchaser is delivering to the Company an Investment Letter in the form attached as Exhibit B hereto. The Purchaser hereby makes to the Company each of the representations and warranties contained in the Investment Letter.

7.	AMENDMENT AND WAIVER.

7.1.	Amendments Generally.

     This Agreement may only be amended, supplemented or waived, in a writing signed by the parties hereto. As used herein, the term "this Agreement" and references thereto shall mean this agreement as it may from time to time be amended or supplemented.

8.	NOTICES.

8.1.	Notices.

     All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile (with a copy sent by registered or certified mail on the same date), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

     (i) if to you, as specified, or at such other address as you shall have specified to the Company in writing; and

     (ii) if to the Company, as specified, or at such other address as it shall have specified to you in writing.

9.	DEFINED TERMS.

9.1.	Defined Terms.

     As used herein, (i) the following terms have the respective meanings set forth below; and (ii) capitalized terms used herein undefined have the meanings ascribed in the Security Documents:

     “Common Stock” is defined in the form of Note.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     “Indebtedness” as is defined in the Note. .

     "Requirement of Law" means as to any Person, the organizational or governing documents of such Person, and any law, treaty, rule or regulation, judgment, injunction, order, decree or other determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     “SEC Reports” is defined in Section 4.1(i) .

     “Security Documents” means the the Guaranty and Intellectual Property Security Agreement, dated as of June 11, 2008, between the Purchaser and the Company’s Subsidiary, GlucoTel Scientific, Inc., as from time to time amended, supplemented or modified.

10.	MISCELLANEOUS.

10.1.	Successors and Assigns.

     Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all the covenants, promises and agreements in this Agreement contained by or on behalf of the Company or by or on behalf of you, shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not; provided; however, that you shall not be required to purchase the Note except from the Company and that any such assignment by the Company shall be made only or as otherwise provided in the Security Documents.

10.2.	Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

10.3.	Counterparts; Electronic Signatures; Related Matters.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart by facsimile or other electronic means shall be equally effective as delivery of a manually executed counterpart.

     Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute this Note Purchase Agreement and the Security Documents and amendments thereto for execution by the parties thereto, and may not be used for any other purpose. Notwithstanding the foregoing, the words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act

10.4.	Governing Law.

     THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN CONFLICT OF LAWS RULES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. THE PARTIES HERETO EACH IRREVOCABLY CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR ANY TRANSACTION DOCUMENT, HEREBY WAIVING ALL OBJECTION TO THE VENUE OF ANY SUCH COURT, AS WELL AS ANY CLAIM OF INCONVENIENT FORUM.

10.5.	Confidentiality.

     Notwithstanding anything contained herein to the contrary, Purchaser hereby agrees to maintain the confidentiality of all non-public information (the “Confidential Information”) relating to the Company or GlucoTel Scientific, Inc. or to their assets or affairs as may from time to time be disclosed to, or otherwise become known by, Purchaser in connection with, or as a result of, this Agreement, the Note or the Security Documents. Notwithstanding the foregoing, the Purchaser may disclose Confidential Information: (i) to any of their officers and employees, auditors, accountants, attorneys and other professional advisors, in accordance with the Purchaser’s customary practices (providing such recipients are made aware of the confidential nature of such information and agree to abide by these confidentiality provisions) or (ii) to the extent required by mandatory provision of statute, rule, regulation or judicial, administrative, investigative, regulatory or other process or (iii) to the extent necessary to enforce Purchaser’s rights under this Agreement, the Note or the Security Documents.

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

BODYTEL SCIENTIFIC, INC.

By: /s/ Stefan Schraps
Name: Stefan Schraps
Title: CEO and President
Schlachthofstraße 1
34537 Bad Wildungen
GERMANY

Facsimile: +49 (5621) 96776-10
Telephone: +49 (5621) 96776-06

The foregoing is hereby
agreed to as of the date
thereof.

Pageant Holdings Ltd.

By: /s/ Nicholas J. Furlong
Name:
Title:

SCHEDULE A

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTE TO BE PURCHASED

Pageant Holdings Ltd	$1,220,190.
Melcorpo Building
Loughlinstown Drive
Ballybrack
Co Dublin
IRELAND

Attention: Nick Furlong
Telephone: +353 862376764
Facsimile: +353 1 282 6444

All payments on or in respect to the Note to be by bank wire transfer of Federal or other immediately available funds as follows:

Deutsche Bank
Account owner: BodyTel Europe GmbH
Account number (Euro): 8044778 00
Sort Code: 520 712 24
Bank Id code: DEUTDEDB521
IBAN: DE 045207122408044778 00

Amount: 322,580 Euros (at 1.55 USD to Euro Exchange Rate = 500,000 USD)

Bank of America, N.A. New York
Account Owner: BodyTel Scientific Inc.
Account number/IBAN: (USD): 898013199275
SWIFT: BOFAUS3NXXX

Amount: 500,000 USD

All notices and communications to be addressed as first provided above.

EXHIBIT A

FORM OF CONVERTIBLE DISCOUNT NOTE

EXHIBIT B

FORM OF INVESTMENT LETTER